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Integrated Systems Consulting Group, Inc.
(in thousands, except per share data)
Exhibit 11.1 - Computation of Net Income Per Share

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
                                                                  Three Months Ended                  Nine Months Ended
                                                                     September 30                       September 30
                                                             ------------------------------     ------------------------------
                                                                1997              1996             1997              1996
                                                             ------------     -------------     ------------     -------------
Shares used in computing primary net income
     per common share:
     Shares outstanding, beginning of period                       7,920             7,827            7,857             5,606
     Net incremental shares resulting from assumed
         exercise of stock options and warrants using
         the treasury stock method                                   984             1,165              966             1,018
     Weighted impact of common shares issued
         during the period                                             4                 8               58             1,004
     Weighted impact of common shares
         repurchased during the period                                 -                 -                -                (8)
                                                             ------------     -------------     ------------     -------------
     Total shares used in computing primary
         net income per common share                               8,908             9,000            8,881             7,620
                                                             ============     =============     ============     =============

Net income                                                 $         945    $          683    $       2,346    $        2,253
                                                             ============     =============     ============     =============

Primary net income per common share                        $         .11    $          .08    $         .26    $          .30
                                                             ============     =============     ============     =============

Shares used in computing fully diluted net income
     per common share:
     Shares outstanding, beginning of period                       7,920             7,827            7,857             5,606
     Net incremental shares resulting from assumed
         exercise of stock options and warrants using
         the treasury stock method                                   984             1,206              977             1,237
     Weighted impact of common shares issued
         during the period                                             4                 8               58             1,004
     Weighted impact of common shares
         repurchased during the period                                 -                 -                -                (8)
                                                             ------------     -------------     ------------     -------------
     Total shares used in computing fully diluted
         net income per common share                               8,908             9,041            8,892             7,839
                                                             ============     =============     ============     =============

Net income                                                 $         945    $          683    $       2,346    $        2,253
                                                             ============     =============     ============     =============

Fully diluted net income per common share                  $         .11    $          .08    $         .26    $          .29
                                                             ============     =============     ============     =============
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